                                POWER OF ATTORNEY

     The undersigned hereby appoints Anthony L. Mandekic as attorney-in-fact of the undersigned for the purpose of executing any and all filings by the undersigned under the Securities Exchange Act of 1934, as amended (including
Forms 3 and 4 and Schedules 13D and TO), with respect to the securities of Delta
Petroleum Corporation. This limited power of attorney shall remain in effect until revoked in writing.

Dated: February 13, 2008

                                        /s/ KIRK KERKORIAN
                                        ----------------------------------------
                                            Kirk Kerkorian